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                                                                     Exhibit 5.1



                              July 30, 1996


  Workgroup Technology Corporation
  81 Hartwell Ave.
  Lexington, MA  02173

     Re: Registration Statement on Form S-8 Relating to the 1996 Employee Stock Purchase Plan, the 1996 Stock Plan, and the 1996 Non-Employee Director Stock Option Plan of Workgroup Technology Corporation (the "Company")
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Dear Sir or Madam:

     Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on or about July 30, 1996 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 3,450,000 shares of Common Stock, $.01 par value per share, of the Company issuable pursuant to the 1996 Employee Stock Purchase Plan, the 1996 Stock Plan, and the 1996 Non-Employee Director Stock Option Plan (the "Shares").

     We have examined, are familiar with, and have relied as to factual matters solely upon copies of the 1996 Employee Stock Purchase Plan, the 1996 Stock Plan, the 1996 Non-employee Director Stock Option Plan, the Amended and Restated Certificate of Incorporation and By-Laws of the Company, as amended, the minute books and stock records of the Company and originals of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the 1996 Employee Stock Purchase Plan, the 1996 Stock Plan, or the 1996 Non-Employee Director Stock Option Plan, the terms of any option or purchase right grant thereunder duly authorized by the Company's Board of Directors or Compensation Committee and/or any related agreements with the Company, will be validly issued, full paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                 Very truly yours,

                        TESTA, HURWITZ & THIBEAULT, LLP